Exhibit 99.1

ORBCOMM COMPLETES ACQUISITION

OF PAR LOGISTICS MANAGEMENT SYSTEMS

Fort Lee, NJ—January 12, 2012—ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company focused on two-way Machine-to-Machine (M2M) communications, today announced that it has completed the acquisition of the assets of PAR Logistics Management Systems (PAR LMS), a PAR Technology Corporation (NYSE: PAR) subsidiary. PAR LMS is a leading provider of advanced solutions for monitoring transport assets and cargo in the transportation and distribution industries.

The acquisition of the PAR LMS business will enhance ORBCOMM’s leadership position in transportation management solutions, expanding ORBCOMM’s satellite, terrestrial and dual-mode offerings, and advancing sales growth in attractive business segments.

“This acquisition represents another exciting growth opportunity for ORBCOMM,” said Marc Eisenberg, Chief Executive Officer of ORBCOMM. “The addition of PAR LMS furthers our growth strategy by enhancing our value-added services while expanding our customer base. We will be able to improve economies of scale in manufacturing and service delivery and provide our customers with some of the most advanced products in the telematics industry. We look forward to welcoming the PAR LMS employees to our team and to further growing our business.”

As previously announced, under the terms of the transaction, ORBCOMM acquired the PAR LMS business for approximately $6 million, comprised of cash and common stock, plus the potential of up to $3.95 million in additional consideration based on achieving specific sales targets.

This acquisition follows ORBCOMM’s purchase of StarTrak in May 2011, also in the transportation solutions sector and the leader in delivering solutions in cold chain management. The transaction will add to ORBCOMM’s revenue growth and is expected to be accretive to adjusted EBITDA, an important ORBCOMM operating metric, by the end of 2012. ORBCOMM expects to realize benefits and synergies from the combined businesses in service delivery, device manufacturing, and other operating costs.

About ORBCOMM Inc.

ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, Asset Intelligence (a division of I.D. Systems, Inc.), Komatsu Ltd., Manitowoc Crane Companies, Inc., and Volvo Construction Equipment among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. ORBCOMM-based products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. Through its recently acquired StarTrak Information Technologies, LLC subsidiary, ORBCOMM is an innovator and leading provider of tracking, monitoring and control services for the refrigerated transport market. Under its ReeferTrak® and GenTrakTM brands, the company provides customers with the ability to proactively monitor, manage and remotely control their refrigerated transport assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond ORBCOMM’s control, that may cause actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to the risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more detail on these and other risks, please see the “Risk Factors” section in our annual report on Form 10-K for the year ended December 31, 2010.

Contacts
Investor Inquiries:	Media Inquiries:
Mike Rindos	Jennifer Lattif Stroud
VP, Strategic Development and Investor Relations	Vice President
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6505	212-371-5999
rindos.michael@orbcomm.com	jcl@abmac.com